                                                                     EXHIBIT 4.4
                                                                     -----------


                          INVESTORS' RIGHTS AGREEMENT
                          ---------------------------

                         (Non-Institutional Investors)
                          ---------------------------

     THIS INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made and entered into as of August 14, 2000, by and among CYPRESS FINANCIAL SERVICES, INC., a Nevada corporation (the "Company"), and the persons identified on Schedule A attached hereto (the "Stockholders").

     The parties hereby agree as follows:

                                   SECTION 1
                                   ---------

                              Registration Rights
                              -------------------

     1.1  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the meanings set forth below:

          (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (b) "Common Stock" shall mean the common stock of the Company, par value $0.001 per share.

          (c) "Convertible Notes" shall mean those secured convertible promissory notes of even date herewith issued by the Company to the Stockholders in an aggregate principal amount of $4,200,000.

          (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (e) "Holder" shall mean any Stockholder who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
Section 1.7 hereof.

          (f) "Institutional Investors" shall mean any Persons that hold (i) shares of Common Stock, convertible preferred stock or debt securities of the Company, (ii) shares of Common Stock issued upon conversion or exchange of any preferred stock or debt securities of the Company and (iii) shares of Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above, but shall not include any Persons that hold the types of securities described in clauses
(i), (ii) or (iii) above if the convertible preferred or convertible debt was issued as part of the purchase price for an acquisition made by the Company.

          (g) "Other Shares" shall mean other securities of the Company with registration rights.

          (h) "Other Stockholders" shall mean Persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

          (i) "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust or unincorporated organization or any other entity or organization.

          (j) "Registrable Securities" shall mean (i) the Company's Common Stock held by the Stockholders and other permitted assigns issued upon the conversion of the Convertible Notes, (ii) the Company's Common Stock held by Cypress and other permitted assigns issued upon the exercise of the Warrant and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) and (ii) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered, which have been sold to the public, or which have been sold to a transferee in a transaction in which the transferor's registration rights were not assigned.

          (k) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          (l) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          (m) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (n) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (o) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (p) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder.

     1.2  Company Registration.
          --------------------

          (a) Piggyback Registrations.  If the Company shall determine to
              -----------------------
register any of its securities either for its own account or the account of a security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

          (i)  promptly give to each Holder written notice thereof; and

          (i) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.2(b) below, and in any underwriting involved therein, all of such Holder's Registrable Securities specified in a written request or requests within twenty (20) days after the written notice from the Company described in clause (i) above is given. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b)  Underwriting.  If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If such registration is a Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's stockholders (including the Holders). The Company shall so advise all Holders requesting registration pursuant to this Section 1.2, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.9. If any Person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all Persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the Persons requesting additional inclusion in accordance with Section 1.9 hereof.

          (c) Right to Terminate Registration.  The Company shall have the right
              -------------------------------
to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses and Selling Expenses, if any, of such withdrawn registration shall be borne by the Company.

     1.3  Expenses of Registration.  All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to
Section 1.2 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.4  Registration Procedures.  In the case of each registration effected by
          -----------------------
the Company pursuant to Section 1.2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a) Prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities in accordance with the intended method of distribution thereof, and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or
           --------
any amendments or supplements thereto, the Company will notify each Holder of Registrable Securities of any stop order issued or threatened by the Commission or any state regulatory authority and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a
        --------  -------
period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

          (c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (d) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (e) Use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (f) Use its best efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

          (g) Notify each Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (h) Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed (or, if none are so listed, on each securities exchange requested by the holders of a majority of the Registrable Securities and Other Shares covered by the applicable registration statement), in each case provided that the applicable listing requirements are satisfied;

          (i) Use its best efforts to obtain an opinion letter from the Company's legal counsel in customary form and covering such matters of the type customarily covered by opinion letters as the holders of a majority of the Registrable Securities and Other Shares being sold reasonably request;

          (j) Use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the registration statement contemplated hereby; and

          (k) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

     1.5  Indemnification.
          ---------------

          (a) The Company (i) will indemnify each of its officers, directors and partners, legal counsel, and accountants, each Holder and each Person who controls such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and (ii) will reimburse each of its officers, directors, partners, legal counsel and accountants, each such Holder and each Person who controls such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants, each underwriter, if any, of the Company's securities covered by such registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholders, and each of their officers, directors and partners, and each Person controlling such Holder or Other Stockholders, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, Persons, underwriters, or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in such registration statement, prospectus, offering circular or other document; provided, however, that the obligations of such Holder
                   --------  -------
hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further, that such Holder will not
                                   -------- -------
be liable under this Section 1.5(b) for any losses, costs, damages or expenses exceeding the gross proceeds received by Holder in such registration or offering.

          (c) Each party entitled to indemnification under this Section 1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.5, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.6  Information by Holder.  Each Holder of Registrable Securities shall
          ---------------------
furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

     1.7  Transfer or Assignment of Registration Rights.  The rights to cause
          ---------------------------------------------
the Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by a Holder only to a transferee or assignee (a) who is not a competitor of the Company and who acquires at least 50,000 shares of Registrable Securities (as adjusted for any stock splits, dividends and the like), (b) who is a Holder of Registrable Securities and already possesses such registration rights, (c) that is a limited partner, general partner or retired limited or general partner of a Holder or (d) who is a Holder's family member or trust for the benefit of an individual Holder; provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided, further, that the transferee or assignee acquires such Registrable Securities in a private transaction and assumes the obligations of such Holder under this
Section 1.

     1.8  "Market Stand-Off" Agreement.  In respect of any underwritten public
           ---------------------------
offering by the Company, each Holder hereby agrees that such Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during a reasonable and customary period of time as agreed to by the Company and the underwriters, not to exceed the greater of (a) one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act in respect of such offering and (b) such other period of time as agreed to by holders of a majority of the then outstanding shares held by the Institutional Investors, provided that:

            (i) all officers and directors of the Company and all other Persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements; and

           (ii) any discretionary waiver or termination of the restrictions of any such agreement by the Company or representatives of the underwriters shall apply to Holders on a pro rata basis together with any holder of securities
                      --- ----
other than a Holder.

Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The obligations described in this Section 1.8 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such period.

     1.9  Allocation of Registration Opportunities.  In any circumstance in
          ----------------------------------------
which all of the Registrable Securities and Other Shares requested to be included in a registration cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated amongst the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion. The Company shall not limit the number of Registrable Securities or Other Shares to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include other shares of stock issued to employees, officers, directors, or consultants. Notwithstanding any other provision of this Agreement, all registration rights of the Holders shall be subordinate to the registration rights of any Institutional Investor to include any securities of the Company in a registration statement.

     1.10 Termination of Registration Rights.  The right of any Holder to
          ----------------------------------
request registration or inclusion in any registration pursuant to Section 1.2 shall terminate on such date as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

                                   SECTION 2
                                   ---------

                                 Miscellaneous
                                 -------------

     2.1  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of California, without regard to the conflicts of law principles thereof.

     2.2  Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     2.3  Entire Agreement; Amendment; Waiver.  This Agreement (including the
          -----------------------------------
exhibits and schedules hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and Holders of at least a majority of the Registrable Securities (on an as-converted basis); and any such amendment, waiver, discharge or termination shall be binding on all the Stockholders, but in no event shall the obligation of any Stockholder hereunder be materially increased, except upon the written consent of such Stockholder.

     2.4  Notices, Etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be sent by confirmed telex or facsimile, mailed by United States first-class mail, postage prepaid, or delivered personally addressed by hand or special courier (a) if to a Holder, as indicated below the Holder's signature hereto, or at such other address as such Holders or permitted assignee shall have furnished to the Company in writing, or
(b) if to the Company, at 5400 Orange Avenue, Cypress, CA 90630, or at such other address as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective (i) if sent by confirmed telex or facsimile, on the day sent if sent during normal business hours of the recipient and, if not, on the next business day, (ii) if mailed, five (5) days after mailing and (iii) if delivered, upon delivery.

     2.5  Delays or Omissions.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any Stockholder upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Stockholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Stockholder of any breach or default under this Agreement or any waiver on the part of any Stockholder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Stockholder, shall be cumulative and not alternative.

     2.6  Rights, Severability.  Unless otherwise expressly provided herein, a
          --------------------
Stockholder's rights hereunder are several rights, not rights jointly held with any of the other Stockholders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     2.7  Information Confidential.  Each Stockholder acknowledges that the
          ------------------------
information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other Person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Stockholder is required to disclose such information by a governmental body.

     2.8  Titles and Subtitles.  The titles of the paragraphs and subparagraphs
          --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     2.9  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

                                    CYPRESS FINANCIAL SERVICES, INC.

                                    By: /s/ Manuel Occiano
                                       _____________________________

                                    Its: President
                                        ____________________________

                                    Address:  5400 Orange Avenue, Suite 200
                                              Cypress, California 90630

                                    SHAREHOLDERS:

                                    /s/ Russell Mohrmann
                                    _________________________
                                    Russell Mohrmann


                                    /s/ Suzette M. Mohrmann
                                    _________________________
                                    Suzette M. Mohrmann

                                    Address:  9432 Walker Ranch Circle
                                              Villa Park, CA 92816-2820


                                    /s/ Robert Perez
                                    __________________________
                                    Robert Perez


                                    /s/ Barbara C. Perez
                                    __________________________
                                    Barbara C. Perez

                                    Address:  9752 Villa Woods Dr.
                                              Villa Park, CA  92861

                          RBA - Rem-Care, Inc., a California corporation


                          By: /s/ Russell Mohrmann
                             ______________________________________
                          Name: Russell Mohrmann
                               ____________________________________
                          Its:  President
                              _____________________________________

                          Insource Medical Solutions, LLC, a California limited liability company


                          By: /s/ Maureen E. Brooks
                             ______________________________________
                          Name: Maureen E. Brooks
                               ____________________________________
                          Its: Managing Member
                              _____________________________________

                          Hospital Employee Labor Pool, a California corporation


                          By: /s/ Allen Berman
                             ______________________________________
                          Name: Allen Berman
                               ____________________________________
                          Its: President
                              _____________________________________

                                   SCHEDULE A
                                   ----------
                              List of Stockholders

Russell Mohrmann

Suzette M. Mohrmann

Robert Perez

Barbara C. Perez

RBA - Rem-Care, Inc.

Insource Medical Solutions, LLC

Hospital Employee Labor Pool